UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2006

THE MOSAIC COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-0891589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Campus Drive Suite E490 Plymouth, Minnesota	55441
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 918-8270

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Special Transactions Committee and Transactions with Cargill, Incorporated

Cargill, Incorporated and its affiliates other than The Mosaic Company (“Mosaic”) and its subsidiaries (collectively “Cargill”) own approximately 65.2% of the outstanding Common Stock, par value $.01 per share, of Mosaic. Pursuant to the Investor Rights Agreement, dated as of January 26, 2004, as amended and restated on August 17, 2006, by and between Mosaic and Cargill, Incorporated, commercial or other transactions, arrangements or agreements (or series of related transactions) between Cargill, on the one hand, and Mosaic and its subsidiaries (collectively the “Company”), on the other hand, except as provided below, require the approval of a majority of the former IMC Directors (as defined in the Investor Rights Agreement) serving on Mosaic’s Board of Directors who are deemed “non-associated directors” (such members comprising the Special Transactions Committee (the “STC”) of the Board of Directors). Mosaic’s Board of Directors has adopted a charter for the STC which provides that the STC will oversee transactions between Mosaic and Cargill with the objective that such transactions be fair and reasonable to Mosaic, with arm’s length terms and conditions. Pursuant to the Investor Rights Agreement and the STC’s charter, the STC may delegate all or a portion of its duties in respect of the review and approval of such transactions to a committee of senior management, a subcommittee of the STC or the Chairman of the STC. The STC has approved a policy implemented by Mosaic known as the “Guidelines for Related Party Transactions with Cargill, Incorporated” (the “Guidelines”), whereby the STC has delegated approval authority for certain transactions with Cargill to an internal committee comprised of senior managers of Mosaic. The internal management committee is required to report its activities to the STC on a periodic basis.

Pursuant to the Guidelines, the following transactions, arrangements or agreements (or series of related transactions) with Cargill must be approved by the STC:

•	agreements or relationships which require payment by Mosaic or Cargill, as the case may be, of $2 million or more to the other party during any fiscal year of the Company;

•	multi-year commitments (i.e., contracts with terms of greater than one year) on behalf of Mosaic;

•	evergreen contracts (i.e., contracts with annual renewal clauses or no stated contract term);

•	renewals of commercial agreements previously requiring STC approval; and

•	licenses or other arrangements involving any material intellectual property of Mosaic.

The review and approval of transactions, arrangements or agreements (or series of related transactions) which do not meet any of the criteria set forth above have been delegated by the STC to Mosaic’s internal management committee.

During the three day period beginning on December 27, 2006 and pursuant to approval of the STC, Mosaic and Cargill entered into the following contracts:

1. Master Services Agreement

Mosaic and Cargill, Incorporated have entered into a Master Services Agreement pursuant to which Cargill has agreed to provide certain services to Mosaic after expiration of a Master Transition Services Agreement previously entered into by the parties. Under this arrangement, Cargill and certain of its subsidiaries may, from time to time, negotiate and enter into individual work orders with Mosaic and/or certain of its subsidiaries (each, a “Work Order”) for services in various countries where Mosaic conducts business, including Australia, Argentina, Brazil, Canada, Chile, China, France, Hong Kong, India, Mexico, Thailand, Ukraine, United States and Vietnam. The term of the Master Services Agreement expires on October 22, 2009.

2. New Work Orders to Master Services Agreement

Mosaic has entered into three new Work Orders under the Master Services Agreement, generally described as follows:

•	Cargill, through its Financial Services Center, has agreed to provide accounts receivable and accounts payable processing as well as travel and expense report processing services to Mosaic and its subsidiaries.

The term of this Work Order expires on September 30, 2009 unless earlier terminated by either party by providing nine months prior written notice to the other party.

•	Cargill Financial Services International, Inc. has agreed to work with Mosaic Fertilizantes do Brasil S.A. and Mosaic Fertilizantes Ltda. in Brazil to provide competitive funding via supplier credit financing. Under this arrangement, Cargill works with Mosaic and our suppliers in Brazil to purchase drafts from the suppliers and sells them into the bank market at competitive rates. We have agreed to pay Cargill 0.25% per annum of the amount of drafts that Cargill negotiates in providing these services. Cargill will provide these services to us until May 31, 2007.

•	Cargill’s Human Resource Shared Services has agreed to provide various administrative services to Mosaic, including benefits administration, compensation administration, employee assistance, global mobility, access to Cargill’s “HR Direct” technology platform, finance, information technology, labor tracking, payroll, relocation and training. This Work Order will be reviewed on an annual basis and remains in effect until a superseding agreement is executed or services are terminated on 90 days notice.

3. Services Agreement

Mosaic Fertilizantes Ltda., Mosaic Fertilizantes do Brasil S.A. and Fospar S.A. have entered into a Services Agreement with Cargill Agricola S.A. (“Cargill Agricola”) pursuant to which Cargill Agricola will provide certain services to Mosaic’s subsidiaries in Brazil, including but not limited to, information technology, procurement, corporate affairs, office services, shared service center, human resources, travel and expense reporting, law, employee assistance, and treasury services. This Services Agreement will expire on May 31, 2007.

4. Supply Agreement

Mosaic Crop Nutrition, LLC has entered into an agreement with Crop Uruguay, S.A., a subsidiary of Cargill, for spot sales of monoammonium phosphate (“MAP”) and diammonium phosphate (“DAP”). Crop Uruguay has no obligation to purchase any minimum quantities of fertilizer products from Mosaic and Mosaic has no obligation to sell any minimum amount of fertilizer to Crop Uruguay under the agreement. A master agreement has been entered into between the parties to govern these sales and Mosaic has approved a standard form of agreement for each spot sale. Sales made by Mosaic will be at market prices negotiated between the parties at the time of the sale. This agreement is in effect until August, 2007.

5. Phosphate Supply Agreement

Mosaic Crop Nutrition, LLC has entered into a Phosphate Supply Agreement with Cargill Sociedad Anonima Commercial e Industrial (“Cargill SACI”) for the sale of MAP, DAP and MicroEssentials™ S-15 at market prices to be negotiated at the time of each sale. Cargill SACI has no obligation to purchase any minimum quantities of fertilizer products from Mosaic and Mosaic has no obligation to supply any minimum quantities of fertilizer to Cargill SACI under this arrangement. A master agreement has been entered into between the parties governing these sales and Mosaic has approved a standard form of agreement for each spot sale. This agreement is in effect until May 31, 2007.

6. Customer Financial Solutions

Mosaic Fertilizantes do Brasil S.A. and Banco Cargill S.A. have entered into an agreement pursuant to which Banco Cargill will provide credit financing to Mosaic’s customers in Brazil. The financing, which will be used by customers to purchase fertilizer products from Mosaic, will be secured principally through security interests in crops and/or mortgages on real property owned by the customer. Banco Cargill and Mosaic will share the equally in any profits on such loans (after deducting administrative costs incurred by Cargill), and have similarly agreed to equally share in the credit risk for nonpayment. All loans made to customers must be mutually agreed to by both parties.

7. Product Supply Agreement

Mosaic Fertilizantes do Brasil S.A. and Mosaic de Argentina S.A. have entered into a Product Supply Agreement with Cargill Agropecuaria S.A.C.I. (“Cargill Agropecuaria”) pursuant to which Mosaic’s subsidaries have agreed to make spot fertilizer sales to Cargill Agropecuaria in the Republic of Paraguay. Pricing for the fertilizer sales will be mutually agreed upon by the parties at the time of sale and will be competitively based within the Paraguayan market. Mosaic is under no obligation to sell product to Cargill Agropecuaria and Cargill Agropecuaria is under no obligation to purchase any minimum quantities of fertilizer from Mosaic. This agreement will be in effect until December 22, 2007.

8. Fruit Purchase Contract

South Ft. Meade Land Management Inc., a subsidiary of ours, manages citrus groves on unmined and reclaimed lands in Florida that produce primarily oranges and grapefruits. South Ft. Meade Land Management is not in the fruit processing business and has entered into Fruit Purchase Contract No. 22166 to sell the harvested fruit to Cargill Juice North America, Inc. (“Cargill Juice”), which processes the fruit into juices and related products. We estimate that we will deliver 625,000 boxes of oranges to Cargill Juice during each growing season under this agreement, which is in effect for the 2006/2007 and 2007/2008 growing seasons. Under the agreement, Cargill Juice has agreed to pay South Ft. Meade Land Management competitive, market-based prices for the fruit sold to it by South Ft. Meade Land Management.

9. Salt Storage and Handling Agreement – Barge Terminal

Cargill has contracted with Mosaic Crop Nutrition, LLC to store deicing salt and to perform certain unloading, transfer, and loading services for Cargill at Mosaic Crop Nutrition’s Pekin, Illinois warehouse facility. In addition, Cargill has leased two inside storage bins for the storage of salt at Pekin. In exchange for these services, Cargill has agreed to pay a bin rental fee to Mosaic Crop Nutrition as well as a per ton fee for unloading barges and loading trucks, to maintain certified scales for weights, and to provide personnel to prepare the applicable documentation. This agreement is in effect until April 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: January 4, 2007	By:	/s/ Richard L. Mack
	Name:	Richard L. Mack
	Title:	Senior Vice President, General Counsel and Corporate Secretary